Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Variable Annuity Account B:

We consent to the use of our reports dated February 3, 1999 and February 26, 1999 included in this Post-Effective Amendment No. 17 to Registration Statement (File No. 333-75996 on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.


                                               /s/ KPMG LLP
                                               -----------------------------
                                                   KPMG LLP


Hartford, Connecticut
April 7, 1999